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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated August 25, 2000 in Amendment No. 2, to the Registration Statement (Form S-1 No. 333-44772) and related Prospectus for Catalytica Energy Systems, Inc. (formerly Catalytica Combustion Systems, Inc.) and Catalytica Advanced Technologies, Inc. (a combined company in the development stage) for the registration of its common stock.

                                          /s/ Ernst & Young LLP

San Jose, California

October 13, 2000